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                                                                  EXHIBIT 23.1


           CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Gulf Coast Bancorp, Inc. for the registration of 1,150,000 shares of its common stock and to the incorporation therein of our report dated September 18, 1997 relating to the financial statements of Gulf Coast Bancorp, Inc. as of August 31, 1997 and for the period from May 1, 1997 (date of inception) to August 31, 1997.


                                                    HILL, BARTH & KING, INC.
                                                    Certified Public Accountants


Naples, Florida
November 4, 1997